SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2003

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
State or other jurisdiction of incorporation	Commission File Number	(I.R.S. Employer Identification No.)

10 S. First Avenue, Walla Walla, Washington	99362
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number (including area code) (509) 527-3636

Not Applicable
(Former name or former address, if changed since last report)

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Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)        Exhibits

         99.1      Press Release of Banner Corporation dated October 24, 2003.

Item 9.  Regulation FD Disclosure

        On October 24, 2003, Banner Corporation issued its earnings release for the third quarter ended September 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated by reference.

        The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition."

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

DATE: October 24, 2003	By: /s/ D. Michael Jones D. Michael Jones President and Chief Executive Officer

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Exhibit 99.1

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The Cereghino Group		Contact: D. Michael Jones
CORPORATE INVESTOR RELATIONS		President and CEO
1403 SE 44th Avenue	BANNER	Lloyd Baker, CFO
Portland, OR 97215	CORPORATION	(509) 527-3636
503.234.6361
www.stockvalues.com
News Release

BANNER CORPORATION REPORTS PROFITS INCREASE 23% TO $4.2 MILLION AS
KEY CREDIT QUALITY RATIOS CONTINUE TO IMPROVE

Walla Walla, WA - October 24, 2003 - Banner Corporation (Nasdaq: BANR), the parent of Banner Bank, today reported that robust mortgage banking activities, growth in assets and deposits, and continuing improvements in credit quality contributed to a 23% increase in net income for the third quarter ended September 30, 2003, compared to a year earlier. Third quarter net income was $4.2 million, or $0.37 per diluted share, compared to $3.4 million, or $0.30 per diluted share, for the same quarter a year earlier. For the first nine months of the year, net income was $11.7 million, or $1.05 per diluted share, compared to $10.8 million, or $0.95 per diluted share, for the same period of 2002.

"We have generated both top- and bottom-line improvements, with assets increasing 12%, deposits growing 15% and net income up 23% from levels a year ago. This is particularly gratifying given the historically low interest rate environment and the slow economy of the Pacific Northwest," said D. Michael Jones, President and Chief Executive Officer."Our key credit quality ratios have improved significantly, with a 25% reduction in non-performing assets since the first of the year. Net charge-offs to average loans outstanding, at 38 basis points year-to-date, also shows dramatic improvement from 62 basis points at the same time last year. With this progress, our loan loss provision is returning to more normal levels, bringing increased profits to the bottom-line."

Credit Quality

Non-performing assets were $31.6 million, or 1.26% of total assets, at September 30, 2003, a 15% reduction from $37.1 million, or 1.48% of total assets, at June 30, 2003, and a 25% reduction from $42.2 million, or 1.86% of total assets, at December 31, 2002.The loan loss provision for the third quarter was $1.4 million, a reduction from the $2.3 million provision for each of the two prior quarters and $4.0 million for the third quarter a year ago.At September 30, 2003, the allowance for loan losses totaled $26.2 million, representing 1.55% of total loans outstanding, compared to $26.1 million, or 1.57% of total loans, at June 30, 2003, and $19.2 million, or 1.20% of total loans, at September 30, 2002.

Income Statement Review

Third quarter revenues (net interest income before the provision for loan losses plus other operating income) increased 5% to $25.2 million, compared to $24.0 million for the same quarter of 2002. For the first nine months, revenues increased 8% to $74.9 million, compared to $69.1 million for the same period of 2002.Net interest margin was 3.35% for the quarter, compared to 3.57% for the prior quarter and 3.98% for the same quarter a year ago."The net interest margin was negatively impacted by prepayments on mortgage-backed securities, as well as changes in the asset mix and the effect of the lower interest rate environment on loan and investment yields," said Jones.

For the quarter, mortgage banking operations, including loan servicing fees, increased 72% to $3.2 million, compared to $1.8 million for the third quarter of 2002. Total other operating income increased 41% for the quarter to $5.5 million, compared to $3.9 million for the same quarter last year. Year-to-date, other operating income grew 47% to $15.7 million, compared to $10.7 million for the first nine months of 2002.

"Over the last 12 months, we have been building our franchise through the addition of new branches, upgrades of existing branches and, most importantly, through attracting and hiring top level, experienced bankers.These efforts contributed to a 17% increase in operating expenditures over the same quarter a year earlier.The benefits of these initiatives, however, are translating into year-over-year growth for the bank as well as positioning us for improving operations in future periods," Jones said.

Other operating expense was $17.9 million for the quarter ended September 30, 2003, compared to $17.3 million for the second quarter of 2003 and $15.3 million for the third quarter of 2002. Factors contributing to the higher operating expenses include the increase in branches and lending centers, substantially augmented lending staff, increases in compensation to real estate lenders due to their exceptional volumes, higher problem loan collection costs, and increased marketing expenditures.

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Balance Sheet Review

"The bulk of our loan growth continues to be generated through commercial and agricultural loans. These loans grew 19% year-over-year and now account for 27% of the total loan portfolio, compared to 24% a year ago," said Jones."Commercial real estate, construction and land development loans also remain strong and continue to grow in the current interest rate environment. Business lending helped offset the reduction in one- to four-family loans due to the high volume of refinancing activity and our strategy of selling current production of long-term, low-interest rate mortgages into the secondary market."Net loans grew 6% to $1.7 billion at September 30, 2003, from $1.6 billion a year ago.

Assets increased 12% to $2.5 billion at September 30, 2003, compared to $2.2 billion a year earlier. Deposits grew 15% to $1.7 billion, compared to $1.5 billion at September 30, 2002. "We continue to be encouraged by our success in attracting and retaining deposits and by the declining cost of these deposits," Jones added. Book value per share increased to $18.18 at September 30, 2003, from $17.92 per share a year earlier. Tangible book value totaled $14.83 per share at September 30, 2003, compared to $14.51 a year earlier.

Conference Call

The company will host a conference call today, Friday, October 24, 2003 at 8:00 a.m. PDT, to discuss the third quarter results.The conference call can be accessed live by telephone at 303-262-2130. To listen to the call online, go to the company's website at www.bannerbank.com or to www.fulldisclosure.com. Institutional investors may access the call via the subscriber-only site, www.streetevents.com. An archived recording of the call can be accessed by dialing 303-590-3000, passcode 556309 until Friday, October 31, 2003 or via the Internet at www.companyboardroom.com through November 7, 2003.

About the Company

Banner Corporation is the parent of Banner Bank, a commercial bank which operates a total of 42 branch offices and nine loan offices in 20 counties in Washington, Oregon and Idaho. Banner serves the Pacific Northwest region with a full range of deposit services and business, commercial real estate, construction, residential, agricultural and consumer loans.Visit Banner Bank on the Web at www.bannerbank.com.

Statements concerning future performance, developments or events, expectations for earnings, growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that are beyond the company's control and might cause actual results to differ materially from the expectations and stated objectives. Factors which could cause actual results to differ materially include, but are not limited to, regional and general economic conditions, the bank's ability to profitably expand its branch network and to meet branch opening schedules, management's ability to generate continued improvement in asset quality and profitability, changes in interest rates, deposit flows, demand for mortgages and other loans, real estate values, competition, loan delinquency rates, changes in accounting principles, practices, policies or guidelines, changes in legislation or regulation, other economic, competitive, governmental, regulatory and technological factors affecting operations, pricing, products and services and Banner's ability to successfully resolve the outstanding credit issues and/or recover check kiting losses.Accordingly, these factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements. Banner undertakes no responsibility to update or revise any forward-looking statements.

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RESULTS OF OPERATIONS	Quarters Ended			Nine Months Ended
(In thousands except share and per share data)	Sep 30, 2003	Jun 30, 2003	Sep 30, 2002	Sep 30, 2003	Sep 30, 2002
INTEREST INCOME:
Loans receivable	$ 29,260	$ 29,396	$ 30,907	$ 87,500	$ 92,860
Mortgage-backed securities	2,227	3,183	2,770	8,462	8,212
Securities and cash equivalents	3,035	2,833	2,672	8,690	7,571
	34,522	35,412	36,349	104,652	108,643

INTEREST EXPENSE:
Deposits	8,889	8,851	9,733	26,611	29,751
Federal Home Loan Bank advances	5,339	5,747	5,791	16,786	18,490
Trust preferred securities	446	546	380	1,559	718
Other borrowings	188	203	366	563	1,258
	14,862	15,347	16,270	45,519	50,217
Net interest income before provision for loan losses	19,660	20,065	20,079	59,133	58,426

PROVISION FOR LOAN LOSSES	1,400	2,250	4,000	5,900	11,000
Net interest income after provision for loan losses	18,260	17,815	16,079	53,233	47,426
OTHER OPERATING INCOME:
Loan servicing fees	241	(83)	239	688	996
Other fees and service charges	1,895	1,839	1,525	5,392	4,331
Mortgage banking revenues	2,924	3,244	1,602	8,230	4,021
Gain (loss) on sale of securities	15	- -	10	18	27
Miscellaneous	464	383	555	1,412	1,323
Total other operating income	5,539	5,383	3,931	15,740	10,698
OTHER OPERATING EXPENSE:
Salary and employee benefits	12,495	11,589	9,973	35,295	27,757
Less capitalized loan origination costs	(2,028)	(1,975)	(1,438)	(5,578)	(4,043)
Occupancy and equipment	2,447	2,349	2,141	7,168	6,263
Information / computer data services	930	868	925	2,636	2,262
Miscellaneous	4,024	4,444	3,699	12,679	10,227
Total other operating expense	17,868	17,275	15,300	52,200	42,466
Income before provision for income taxes	5,931	5,923	4,710	16,773	15,658
PROVISION FOR INCOME TAXES	1,778	1,802	1,329	5,070	4,841
NET INCOME	$ 4,153	$ 4,121	$ 3,381	$ 11,703	$ 10,817

Earnings Per Share
Basic	$ 0.38	$ 0.38	$ 0.31	$ 1.08	$ 0.98
Diluted	$ 0.37	$ 0.37	$ 0.30	$ 1.05	$ 0.95
Cumulative dividends declared per common share	$ 0.15	$ 0.15	$ 0.15	$ 0.45	$ 0.45
Weighted Average Shares Outstanding
Basic	10,842,791	10,805,856	10,892,122	10,811,745	10,997,988
Diluted	11,268,718	11,130,330	11,286,894	11,147,048	11,438,452
Shares repurchased during the period	5,701	- -	324,354	8,726	364,354

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FINANCIAL CONDITION
(In thousands except share and per share data)	Sep 30, 2003	Jun 30, 2003	Sep 30, 2002	Dec 31, 2002
ASSETS
Cash and due from banks	$ 72,320	$ 143,945	$ 125,018	$ 132,910
Securities available for sale	592,830	563,969	373,749	421,222
Securities held to maturity	12,528	11,191	14,082	13,253
Federal Home Loan Bank stock	34,262	33,814	32,282	32,831
Loans receivable:
Held for sale	23,593	39,602	29,044	39,366
Held for portfolio	1,668,392	1,624,514	1,563,789	1,534,100
Allowance for loan losses	(26,161)	(26,075)	(19,150)	(26,539)
	1,665,824	1,638,041	1,573,683	1,546,927
Accrued interest receivable	13,944	14,293	14,263	13,689
Real estate held for sale, net	6,849	8,691	5,362	6,062
Property and equipment, net	22,074	20,216	19,025	20,745
Goodwill and other intangibles	36,563	36,613	36,752	36,714
Deferred income tax asset, net	1,391	1,810	1,364	2,786
Bank owned life insurance	33,218	32,748	31,356	31,809
Other assets	10,563	9,368	4,306	4,224
	$ 2,502,366	$ 2,514,699	$ 2,231,242	$ 2,263,172

LIABILITIES
Deposits:
Non-interest-bearing	$ 203,396	$ 191,134	$ 222,062	$ 180,500
Interest-bearing	1,502,324	1,501,730	1,263,620	1,297,278
	1,705,720	1,692,864	1,485,682	1,497,778
Borrowings:
Advances from Federal Home Loan Bank	461,552	507,952	444,243	465,743
Trust preferred securities	55,000	40,000	25,000	40,000
Other borrowings	58,764	42,014	65,014	41,202
	575,316	589,966	534,257	546,945
Accrued expenses and other liabilities	19,139	31,537	15,036	24,700
Deferred compensation	4,006	3,728	3,083	3,372
Income taxes payable	- -	1,723	- -	- -
	2,304,181	2,319,818	2,038,058	2,072,795
STOCKHOLDERS' EQUITY
Common stock and additional paid in capital	121,383	121,384	120,836	120,554
Retained earnings	77,411	74,966	73,733	70,813
Accumulated other comprehensive income	4,166	3,340	3,595	3,488
Unearned shares of common stock issued to Employee Stock Ownership Plan (ESOP) trust: at cost	(4,264)	(4,264)	(4,769)	(4,262)
Net carrying value of stock related deferred compensation plans	(511)	(545)	(211)	(216)
	198,185	194,881	193,184	190,377
	$ 2,502,366	$ 2,514,699	$ 2,231,242	$ 2,263,172
Shares Issued:
Shares outstanding at end of period	11,415,636	11,366,835	11,358,505	11,306,977
Less unearned ESOP shares at end of period	515,960	515,707	577,039	515,707
Shares outstanding at end of period excluding unearned ESOP shares	10,899,676	10,851,128	10,781,466	10,791,270
Book Value Per Share(1)	$ 18.18	$ 17.96	$ 17.92	$ 17.64
Tangible Book Value Per Share(1)	$ 14.83	$ 14.59	$ 14.51	$ 14.24
Consolidated Tier 1 Leverage Capital Ratio	8.64%	8.20%	8.39%	8.77%

(1) Calculation is based on number of shares outstanding at the end of the period rather than weighted average shares outstanding and excludes unallocated shares in the employee stock ownership plan (ESOP).

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ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)

LOANS (including loans held for sale):	Sep 30, 2003	Jun 30, 2003	Sep 30, 2002	Dec 31, 2002
Secured by real estate:
One- to four-family	$ 274,723	$ 299,524	$ 350,016	$ 329,314
Consumer secured by one to four-family	28,243	25,875	26,541	26,195
Total one to four-family	302,966	325,399	376,557	355,509
Commercial	433,800	407,419	379,416	379,099
Multifamily	76,397	76,598	81,919	72,333
Construction and land	392,819	376,385	335,411	339,516
Commercial business	326,368	328,130	278,713	285,231
Agricultural business including secured by farmland	122,890	113,445	99,899	102,626
Consumer	36,745	36,740	40,918	39,152
Total loans outstanding	$1,691,985	$1,664,116	$1,592,833	$ 1,573,466

NON-PERFORMING ASSETS:	Sep 30, 2003	Jun 30, 2003	Sep 30, 2002	Dec 31, 2002
Loans on nonaccrual status	$ 23,209	$ 27,196	$ 22,282	$ 34,249
Accruing loans greater than 90 days delinquent	1,227	926	431	1,859
Total nonperforming loans	24,436	28,122	22,713	36,108
Real estate owned (REO) / Repossessed assets	7,164	9,018	5,362	6,062
Total nonperforming assets	$ 31,600	$ 37,140	$ 28,075	$ 42,170
Total nonperforming assets / Total assets	1.26%	1.48%	1.26%	1.86%

CHANGE IN THE	Quarters Ended			Nine Months Ended
ALLOWANCE FOR LOAN LOSSES:	Sep 30, 2002	Jun 30, 2002	Sep 30, 2001	Sep 30, 2002	Sep 30, 2001
Balance at beginning of period	$ 26,075	$ 25,551	$ 16,646	$ 26,539	$ 17,552

Acquisitions / (divestitures)	- -	- -	- -	- -	460
Provision for loan losses	1,400	2,250	4,000	5,900	11,000

Recoveries	566	244	46	920	117
Chargeoffs	(1,880)	(1,970)	(1,542)	(7,198)	(9,979)
Net (chargeoffs) recoveries	(1,314)	(1,726)	(1,496)	(6,278)	(9,862)
Balance at end of period	$ 26,161	$ 26,075	$ 19,150	$ 26,161	$ 19,150

Net chargeoffs / Average loans outstanding	0.08%	0.11%	0.10%	0.38%	0.62%

Allowance for loan losses / Total loans outstanding	1.55%	1.57%	1.20%	1.55%	1.20%

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ADDITIONAL FINANCIAL INFORMATION
(Dollars in thousands)
(Rates / Ratios Annualized)
	Quarters Ended			Nine Months Ended
OPERATING PERFORMANCE:	Sep 30, 2003	Jun 30, 2003	Sep 30, 2002	Sep 30, 2003	Sep 30, 2002

Average loans	$ 1,698,796	$ 1,633,218	$ 1,572,856	$ 1,638,508	$ 1,588,842
Average securities and deposits	628,485	622,141	427,667	605,574	399,517
Average non-interest-earning assets	170,972	160,455	157,773	162,623	144,041
Total average assets	$ 2,498,253	$ 2,415,814	$ 2,158,296	$ 2,406,705	$ 2,132,400

Average deposits	$ 1,691,159	$ 1,598,829	$ 1,411,767	$ 1,599,482	$ 1,378,411
Average borrowings	586,894	607,483	534,541	594,292	544,313
Average non-interest-earning liabilities	23,470	13,980	14,687	17,840	12,719
Total average liabilities	2,301,523	2,220,292	1,960,995	2,211,614	1,935,443

Total average equity	196,730	195,522	197,301	195,091	196,957
Total average liabilities and equity	$ 2,498,253	$ 2,415,814	$ 2,158,296	$ 2,406,705	$ 2,132,400

Interest rate yield on loans	6.83%	7.22%	7.80%	7.14%	7.81%
Interest rate yield on securities and deposits	3.32%	3.88%	5.05%	3.79%	5.28%
Interest rate yield on interest-earning assets	5.98%	6.30%	7.21%	6.24%	7.31%

Interest rate expense on deposits	2.09%	2.22%	2.74%	2.22%	2.89%
Interest rate expense on borrowings	4.04%	4.29%	4.85%	4.25%	5.03%
Interest rate expense on interest- bearing liabilities	2.59%	2.79%	3.32%	2.77%	3.49%
Interest rate spread	3.30%	3.51%	3.89%	3.47%	3.82%
Net interest margin	3.35%	3.57%	3.98%	3.52%	3.93%

Other operating income / Average assets	0.88%	0.89%	0.72%	0.87%	0.67%
Other operating expense / Average assets	2.84%	2.87%	2.81%	2.90%	2.66%
Efficiency ratio (other operating expense / revenue)	70.91%	67.88%	63.72%	69.72%	61.43%
Return on average assets	0.66%	0.68%	0.62%	0.65%	0.68%
Return on average equity	8.38%	8.45%	6.80%	8.02%	7.34%
Average equity / Average assets	7.87%	8.09%	9.14%	8.11%	9.24%

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NOTE: Transmitted on Business Wire at 3:00 a.m. PDT on October 24, 2003.